EXHIBT 10.3

                        SETTLEMENT AND RELEASE AGREEMENT


     THIS SETTLEMENT AND RELEASE AGREEMENT ("Agreement"), effective as of the 31st day of December 2003 (the "Effective Date") and entered into as of January 23, 2004, by and between Unified Financial Services, Inc., a Delaware corporation with corporate offices in Lexington, Kentucky ("Unified Financial"), and David F. Morris, a resident of the State of Missouri ("Executive"). Unified Financial and Executive are sometimes individually referred to herein as a Party and collectively as Parties. Each of Unified Trust Company, National Association, a limited purpose national trust company, Unified Fund Services, Inc., a Delaware corporation, Unified Financial Securities, Inc., an Indiana corporation, Fiduciary Counsel, Inc., a Delaware corporation, Commonwealth Premium Finance Corporation, a Kentucky corporation, Unified Insurance Managers, Inc., a Kentucky corporation, Unified Employee Services, Inc., a Delaware corporation, and Equity Insurance Managers of Illinois, LLC, an Illinois limited liability company, is a party to this Agreement for purposes of Paragraphs 5 through 9, 14 and 16 of this Agreement, and acknowledges and agrees that it is receiving consideration for its execution of this Agreement by way of the releases granted by Executive hereunder.

     WHEREAS, Executive and Unified Financial are parties to that certain Employment Agreement, dated as of December 31, 1999, as amended by that certain Waiver of Provisions of Employment Agreement, dated May 12, 2002 (as amended, the "Employment Agreement"), whereby Executive has been employed by Unified Financial as a Senior Vice President and Associate General Counsel since December 31, 1999; and

     WHEREAS, certain disputes have arisen between Executive and Unified Financial; and

     WHEREAS, Executive desires to resign from his employment with Unified Financial; and

     WHEREAS, in order to provide Unified Financial an orderly transition of Executive's duties, Executive is willing to assist Unified Financial in transitioning Executive's duties to other employees or representatives of Unified Financial on the terms set forth in this Agreement; and

     WHEREAS, Unified Financial was represented by independent counsel (Hogan & Hartson LLP) with regard to this Agreement, and this Agreement has been approved and adopted by the Board of Directors of Unified Financial; and

     WHEREAS, Executive was represented by independent counsel (Mary Anne Sedey and others) with regard to this Agreement; and

     WHEREAS, Executive and Unified Financial desire to enter into this Agreement to resolve all matters and settle any and all claims between them, on the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the Parties agree as follows:

        1. Incorporation of Recitals. The Parties agree that the above Recitals
           --------------------------
are hereby agreed to and incorporated in the body of this Agreement as if fully set forth herein.

         2. Termination of Employment. As of the Effective Date, the Employment
            --------------------------
Agreement is hereby terminated, and shall be of no further force or effect, and no party shall have any obligation under the Employment Agreement. This
Agreement (including the documents and instruments made a part hereof) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Executive's current employment will terminate on August 30, 2004 (the "Final Termination Date"). During the period between the Effective Date and February 29, 2004, Executive shall work full-time in a diligent and professional manner and shall devote himself to handling the resolution of pending legal matters to which Executive had devoted time prior to the Effective Date and the transition of work to other counsel, but will not be expected to take primary responsibility for any new legal matters. Not later than January 28, 2004, Executive shall deliver to Unified Financial via fax (to 859-514-6174) a written summary prepared in good faith of all pending legal matters being handled by Executive and Charles H. Binger, and all other legal matters involving Unified Financial and the Unified Entities of which the Executive is aware, including a reasonable description of each matter, its status, pending deadlines, contact persons (including any outside counsel) and any recommendation for future handling. Said summary will be updated on February 28, 2004. During the period from March 1, 2004 to August 30, 2004 (the "Transition Period"), Executive shall be on a paid leave of absence, during which time Executive shall not be expected to undertake any duties for Unified Financial and/or any other Unified Entities (as such term is defined in Paragraph 5.A hereof); provided, however, during such period Executive shall make himself reasonably available (consistent with any other employment obligations), without additional consideration, to consult with Unified Financial and/or its legal counsel regarding matters involving the Unified Entities that occurred while Executive was employed by Unified Financial. Any and all reasonable expenses incurred by Executive in connection with such consultations shall be reimbursed promptly by Unified Financial. Expenses in excess of $500 must be approved in writing by Unified Financial in advance. After the Effective Date and through the Final Termination Date, Executive shall retain the titles of Senior Vice President and Associate General Counsel of Unified Financial. During the Transition Period and thereafter, the Parties shall not have any obligation to each other that is not set forth in this Agreement and the documents referenced herein. The Parties agree that the employment of Executive by Unified Financial shall terminate as of August 30, 2004, unless Executive voluntarily terminates such employment on an earlier date during the Transition Period. Notwithstanding anything contained herein to the contrary, at any time after the Effective Date, Executive may: (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; (iii) manage personal investments for his own account or those of family members; and (iv) render legal services to or for the benefit of persons or entities other than the Unified Entities. Executive's failure to perform any of the duties described above after the Effective Date shall not excuse Unified Financial from the timely performance of its obligations and duties under this Agreement or create any right of setoff.

     For purposes of qualifying for benefits under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), the qualifying event shall be deemed to have occurred on February 29, 2004. After February 29, 2004, no Unified Entity shall be responsible for payment of any amounts to Executive or on Executive's behalf or benefit except as otherwise provided in this Agreement. A copy of Executive's proposed COBRA notice is attached to this Agreement as Exhibit A. Notwithstanding anything contained herein to the contrary, Executive's employment with Unified Financial may not be terminated by Unified Financial prior to August 30, 2004; provided, however, that: (i) Executive may terminate his employment during the Transition Period for any reason with five days' written notice to Unified Financial, and (ii) Unified Financial, upon written notice to Executive, may require Executive to cease performing any or all of his duties under this Agreement at any time, but delivery of such notice shall not affect Unified Financial's obligations hereunder.

     3. Salary; Settlement Sum; Other Items.
        ------------------------------------

        A. For the period from January 4, 2004 through August 30, 2004, Unified Financial shall pay Executive $150,000 (the "2004 Payment"), less usual and customary withholdings, being paid in bi-weekly installments of $8,824 each, less usual and customary withholdings, at the same time and frequency as other employees of Unified Financial; PROVIDED, HOWEVER, in the event Executive shall terminate his employment on an earlier date during the Transition Period, Unified Financial shall, on the date Executive's employment terminates or as promptly thereafter as is reasonably practical, pay to Executive the remaining portion of the 2004 Payment that remains unpaid as of Executive's date of employment termination. The Parties acknowledge and agree that Executive had two weeks' accrued but unused vacation days as of December 31, 2003 and will not accrue any additional vacation days after December 31, 2003. Executive may use any accrued but unused vacation days prior to February 29, 2004, or otherwise shall lose any such unused days.

        B. Unified Financial shall pay the Settlement Sum (as provided in this Paragraph 3.B) to or for the benefit of Executive. The Settlement Sum shall consist solely of $950,000, which shall be paid in the following two parts within three business days following the expiration (without revocation) of the seven (7) day revocation period set forth in Paragraph 11.G (such date, the "Payment Date").

                (1) The first part of the Settlement Sum shall be $450,000 (the "First Part") and shall be allocated as follows. The amount of consideration allocated to the stock Unified Fund Services, Inc. purchases from Executive pursuant to Paragraph 3.B(3) below (such amount, the "Stock Portion") shall be paid by direct deposit to Executive's account at Unified Banking Company without withholding or reduction of any sort. The Stock Portion is in consideration of the stock being sold by Executive as described in Paragraph 3.B(3) below. Such allocation shall not exceed, on a per share basis, the value per share set forth in the D&P Report, as hereinafter defined. The amount of the First Part that exceeds the Stock Portion shall be paid by direct deposit to Executive's account at Unified Banking Company, less usual and customary employment withholdings. Executive shall have the right to elect or adjust the amount of such withholdings as permitted by applicable tax rules and regulations. Unified Financial acknowledges and agrees that after the Effective Date but before the Payment Date, Executive may change the allocation of the Settlement Sum between the First Part and the Second Part (as hereinafter defined), in his sole discretion.

        (2) The remainder of the Settlement Sum, $500,000 (such remainder, the "Second Part"), less those employment withholdings described in the next sentence, shall be paid by delivery of a check to Executive, which check shall be payable to PLAZA 2100 SUPPLEMENTAL RETIREMENT INCOME TRUST (the "Trust"). The Trust shall be established pursuant to the trust agreement attached hereto as Exhibit B (the "Trust Agreement"). Executive shall notify Unified Financial of
---------
his final determination of the trustee of the Trust (the "Trustee") by January 28, 2004, and shall present Unified Financial with three copies of the Trust Agreement executed by the Trustee. Unified Financial subsequently shall execute and deliver to Executive two of the three copies of the Trust Agreement and the check on the Payment Date. The Parties acknowledge and agree that the Second Part of the Settlement Sum is not subject to customary employment withholdings, except FICA and FUTA withholdings, which amounts shall be withheld solely from the Second Part. Notwithstanding anything to the contrary in the Trust Agreement, Executive shall have the sole responsibility to remit the check for the Second Part to the Trustee for deposit in the Trust, and failure to deliver such check to the Trustee within 30 days after Unified Financial delivers such check to Executive on the Payment Date shall render Unified Financial's obligation to establish a Trust under this Agreement null and void. The parties acknowledge and agree that the Trust is intended to qualify as a grantor trust, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"). If Unified Financial and/or any other Unified Entity subsequently reports the transaction to the Internal Revenue Service ("IRS") or any other taxing authority (whether such report is on its own tax return(s) or on any information returns) in a manner inconsistent with this agreed characterization, for any reason whatsoever (including a subsequent determination by Unified Financial that the agreed characterization herein was erroneous), Unified Financial shall, from time to time, hold Executive harmless from and against any increase in Executive's federal, state or local income taxes, including interest and penalties, together with Executive's related legal and/or accounting fees. For purposes of the preceding sentence, Executive shall incur an increase in federal, state or local income taxes attributable to the Second Part of the Settlement Sum only if amounts scheduled to be paid in a later calendar year from the Trust become taxable to Executive in an earlier calendar year, in which case the increase shall be calculated according to Kentucky law. Unified Financial shall not take a tax deduction for the Second Part, for federal and/or state income tax purposes, except with regard to distributions from the Trust that the Trustee has notified Unified Financial in writing are taxable to Executive.

                (3) In connection with the payment by Unified Financial of the Settlement Sum, Executive shall execute and deliver to Unified Financial a properly endorsed stock power, in the form attached hereto as Exhibit C, with
                                                                 ----------
respect to Unified Financial stock certificate no. 459, representing 12,000 shares of Common Stock (the "Certificate"). The Parties acknowledge and agree that the sale, assignment and transfer hereto is subject to the terms of that certain Security, Stock Pledge and Escrow Agreement, dated as of May 23, 2000, by and among Timothy L. Ashburn, Thomas G. Napurano, Charles H. Binger, Executive, Anthony J. Ghoston, Ronald C. Switzer ("Switzer") and Stoll, Keenon & Park (the "Stock Pledge Agreement"), and, in the event such shares are foreclosed upon by Switzer, neither Unified Financial nor Unified Fund Services, Inc. shall have any right to go against Executive with respect to the shares represented by the Certificate or the payment made therefor. Concurrent with the execution of this Agreement, and in accordance with the provisions of Section 5 of the Stock Pledge Agreement, Unified Financial shall deliver to Executive a written consent of Switzer with respect to the sale by Executive of the shares of Common Stock represented by the Certificate. Executive's sale of his Common Stock shall be reported by Unified Fund Services, Inc. to the IRS as proceeds from the sale or exchange of stock on IRS Form 1099B. If Unified Fund Services,

Inc. and/or any other Unified Entity subsequently reports the transaction to the IRS or any other taxing authority in a manner inconsistent with the foregoing for any reason whatsoever (including a subsequent determination by Unified Fund Services, Inc. that the agreed characterization herein was erroneous), Unified Financial shall, from time to time, hold Executive harmless from and against any increase in Executive's federal, state or local income taxes, including interest and penalties, together with Executive's related legal and/or accounting fees, with such increase to be the difference between the amount that would be then due from Executive if the payment of the Stock Portion to Executive was solely in exchange for 12,000 shares of Executive's Common Stock and the actual amount then due from Executive. Promptly upon issuance of the valuation of Duff & Phelps with respect to the price per share of the Common Stock, as of December 31, 2003, with respect to shares of Common Stock held by the Unified Financial Services Equity Participation Plan (the "D&P Report"), Unified Financial shall issue to Executive non-qualified, 10-year, fully vested options for 12,000 shares of Common Stock, with an exercise price per share equal to the valuation established by the D&P Report, such options to be in the form attached hereto as Exhibit D.
---------

     C. Each of the Unified Entities and Executive shall execute and deliver a Release, on the earlier of the Final Termination Date or the date upon which Executive voluntarily terminates his leave of absence, in the form attached hereto as Exhibit E.
          ---------

     D. During the period between the Effective Date and February 29, 2004, Executive shall be eligible for participation in and shall receive all benefits under, or receive cash benefits commensurate with, all fringe benefit plans or programs, all savings and retirement plans (including, but not limited to, The Unified Companies Retirement Savings Plan) and all welfare benefit plans, practices, policies and programs provided by Unified Financial (excluding any annual or special bonus payments, severance payment benefits and vacation accrual), in each case to the extent generally available to other employees of Unified Financial and/or its subsidiaries. In addition, Executive shall be: (i) entitled to prompt reimbursement of all reasonable and necessary expenses incurred by Executive on behalf of Unified Financial, in a manner consistent with expenses reimbursed by Unified Financial prior to the date hereof; (ii) entitled to prompt reimbursement of all expenses incurred by Executive and submitted for reimbursement prior to January 9, 2004 (it being understood and agreed that Executive shall not be entitled to attend the proposed March 2004 M&A seminar at Unified Financial's expense); and (iii) entitled to prompt reimbursement of all expenses and costs related to or incurred by Executive in connection with the mediation and/or negotiation sessions held from January 7-9, 2004 (the "Mediation").

     E. During the period from the Effective Date to February 29, 2004, Unified Financial shall continue to lease the current office utilized by Executive (subject to availability), and shall pay all costs associated therewith consistent with past practice, including, but not limited to, all equipment, telephone service (local, long distance and cellular service) and the services of his current assistant, in each case commensurate with those services received by Executive, and those services paid by Unified Financial, prior to the date hereof. From March 1, 2004 through the earlier of August 30, 2004 or the date Executive obtains other employment, Unified Financial shall continue to lease the current office utilized by Executive (subject to availability); PROVIDED, HOWEVER, Executive shall pay the rent expense, telephone service expense, postage expense, and the expenses of any supplies for such office. During the period that Unified Financial leases the current office pursuant to this Paragraph 3.E, Executive shall be entitled to use the office, and Unified Financial shall continue to employ Executive's current assistant (subject to said assistant's willingness to continue to be employed), who shall provide services to Unified Financial in addition to reasonable assistance to Executive. If Executive does not intend to utilize the current office at any time after the Effective Date and before August 30, 2004 (or the date Executive obtains other employment, if earlier), Executive will inform Unified Financial in order to permit Unified Financial to give notice to the landlord of its intent to terminate the lease. In any event, Unified Financial intends to notify the landlord of its intent to terminate the lease on August 30, 2004, if earlier notice is not given by Executive.

     F. Promptly upon submission of invoices (but not later than thirty (30) business days after submission), Unified Financial shall reimburse Executive's counsel for all legal fees and expenses paid or payable by Executive to Sedey & Ray, PC and/or Bryan Cave LLP for advice received and/or services rendered in connection with this Agreement, the disputes between Executive and Unified Financial, the Trust, the Mediation and/or the transactions or documents contemplated hereby; PROVIDED, HOWEVER, in no event shall Unified Financial be obligated to reimburse more than $30,000 for legal fees paid or incurred by Executive and Charles H. Binger, in the aggregate.

     G. Unified Financial hereby authorizes Executive, on behalf of Unified Financial, to apply for a tail insurance policy for Executive, the premiums and all other costs for which shall be paid for by Executive, that provides "employed lawyer" coverage for acts or omissions by Executive prior to March 1, 2004 (such coverage to be comparable to the coverage that existed for Executive as of November 1, 2003), and which policy shall (i) be a zero dollar cost policy to Executive (no deductible), (ii) have a $2,000,000 limit, (iii) have an extended reporting period, which period shall run through January 7, 2007, (iv) list Executive as a named insured and (v) be non-cancelable by Unified Financial (unless Executive fails to pay for such policy on or before premium due dates) or such other terms as Executive is able to negotiate. Promptly upon issuance, Unified Financial shall provide Executive a copy of the binder of coverage and the policy with respect to such insurance. Executive hereby unconditionally and irrevocably indemnifies Unified Financial for any losses, damages, costs or other expenses incurred in connection with obtaining such tail insurance policy, including any premiums, surplus lines charges and taxes, and including as a result of any false statements or other incorrect information or representations made by Executive in applying for such insurance.

         4. Reason For Termination. The Parties agree that Unified Financial
            -----------------------
shall designate Executive's termination as a voluntary resignation, and shall be described as such by the Parties when communicating with others. Regarding matters relating to references, and other information and communication, see Paragraph 9.F below.

         5. Release.
            --------

     A.  Definitions.  For all  purposes of this  Agreement,  the term  "Unified
         ------------
Entities" shall include Unified Financial, each of its subsidiaries and each of their respective successors and assigns. Each such entity shall be a Unified Entity and, collectively, they shall be the Unified Entities.

     B. General Release by Executive.
        -----------------------------

                (1) Release by Executive. Executive represents that he has not
                    ---------------------
been treated adversely on account of age, nor otherwise been treated wrongfully in connection with his employment with the Unified Entities. Executive acknowledges that Unified Financial is relying on the representations and promises of Executive in this Agreement in agreeing to pay him the benefits described in Paragraph 3.B(1). In return for such consideration, the adequacy of which is hereby acknowledged, Executive does hereby for himself and for his heirs, executors, administrators and assigns release, acquit and forever discharge each Unified Entity and any and all of their current or former officers, directors, employees, agents, advisers, affiliated entities, successors and assigns, from any and all claims, demands, damages, rights, costs, expenses, compensation, contracts, debts, actions, causes of action, or suits at law or in equity, of any kind or nature, whether based on contract, statute, common law, equity or any other theory, and whether or not now known or contemplated, which Executive ever had, now has, or which his heirs, executors or administrators hereafter can, shall or may have by reason (in whole or part) of any fact, matter, cause or thing whatsoever that occurred from the beginning of the world to the date of Executive's signature of this Agreement (whether or not related to his employment or termination) including, without limitation:

                        (a) those in any manner, whether directly or indirectly, related to or rising out of Executive's equity holdings in Unified Financial, employment by the Unified Entities, or the termination of his employment by the Unified Entities, including, but not limited to, matters related to any alleged employment discrimination, wrongful termination, breach of covenant of good faith and fair dealing, tortious interference with contract, libel, slander, breach of implied contract or contract, fraud, promissory estoppel, tortious interference of contract, retaliation, physical, emotional or psychological injury, battery, false imprisonment or violation of any applicable state or federal law, and any other law prohibiting retaliation based on exercise of any rights under any law, providing whistleblowers protection, mandating leaves of absence, or prohibiting discrimination based on veteran status or military services and any federal or state securities or corporate law; and

                        (b) those in any manner based on or brought pursuant to:

(i) the National Labor Relations Act, as amended, 29 U.S.C.ss.151, et seq.; (ii)
                                                                   ------
the Civil Rights Act of 1964, as amended,  42  U.S.C.ss.2000(e),  et seq.; (iii)
                                                                  ------
the Civil Rights Act of 1991, as amended; (iv) the Civil Rights Act of 1866, 42 U.S.C.ss.1981, et seq.; (v) the Family and Medical Leave Act; (vi) the Americans
               ------
With Disabilities Act, as amended; (vii) the Fair Labor Standards Act of 1938, as amended, 29 U.S.C.ss.201, et seq.; (viii) the Federal Age Discrimination in
                               ------

Employment Act of 1967, as amended,  29  U.S.C.ss.621,  et seq.;  (ix) the Older
                                                        ------
Workers Benefit Protection Act; (x) the Equal Pay Act of 1963, as amended, 29 U.S.C.ss.206(d)(1); (xi) the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.651, et seq.; (xii) the Consolidated Omnibus Budget
                             ------
Reconciliation Act of 1986; (xiii) common, case or statutory law, ordinance, and any other employment or labor law or regulation of the United States of America or any state or locality, including without limitation, the Commonwealth of Kentucky, the State of New York, the State of Missouri and the State of Indiana; and (xiv) the Employment Agreement.

                (4) Promise Not to File Claims. Executive does hereby waive all
                    ---------------------------
right to, and covenants that he will not, file, advance, prosecute, assist or participate in any action, cause and causes of action, suit, controversy, or any other claim of any nature whatsoever, in law or at equity, against each Unified Entity with respect to any claim released under this Agreement, without regard to whether such action or claim is brought by Executive or any other person or organization (including any administrative agency) on the Executive's own behalf or on the behalf of another, except to the extent (and only to the extent) such waiver and such covenant is prohibited by law. Executive hereby agrees that he will never seek or accept any damages, remedies or other relief for himself personally (any right to which Executive hereby waives) by filing, advancing, prosecuting, assisting or participating in any action, cause and causes of action, suit, controversy, or any other claim of any nature whatsoever, in law or at equity against any Unified Entity with respect to any claim released under this Agreement and agrees to take any actions necessary to forgo and forfeit the same or, if awarded property, return the same to Unified Financial.

                (5) Exceptions to Executive's General Release. Notwithstanding
                    ------------------------------------------
the terms of the foregoing release or anything else contained in this Agreement to the contrary, (i) Executive does not waive any rights he may have against any Unified Entity with regard to vested amounts owned in Unified Financial's 401(k) plan, health care reimbursement plan, cafeteria plan or other health welfare or benefit plans (except any annual or special bonus plan), (ii) Executive does not waive any rights to indemnification he may have against Unified Financial under Unified Financial's Amended and Restated Certificate of Incorporation, as amended, and/or By-laws, (iii) Executive does not waive any rights he may have against Unified Financial with respect to any unpaid salary due for the period from December 21, 2003 through January 3, 2004 and any accrued but unused vacation days for calendar year 2003 (two weeks), (iv) Executive does not waive any rights or obligations given to him under this Agreement, the Trust, the Trust Agreement (including Section 7.5 thereof which is hereby incorporated into this Agreement and made a part of this Agreement) and/or any other documents executed in connection herewith and (v) Executive shall be entitled to raise any defense to any claim asserted by Unified Financial and/or any other Unified Entity.

     C. General Release by Unified Entities
        -----------------------------------

                (1) Release by Unified Entities. Each of the Unified Entities
                    ----------------------------
acknowledges that Executive is relying on the representations and promises of the Unified Entities in this Agreement, as separate and distinct consideration in addition to the benefits described in Paragraph 3.B(1). In further consideration of Executive's promises in this Agreement, the Unified Entities release, acquit and forever discharge Executive and his heirs, executors, administrators and assigns from any and all claims, demands, damages, rights, costs, expenses, compensation, contracts, debts, actions, causes of action, or suits at law or in equity, of any kind or nature, whether based on contract, statute, common law, equity or any other theory, and whether or not now known or contemplated, which the Unified Entities ever had, now have, or hereafter can, shall or may have by reason (in whole or part) of any fact, matter, cause or thing whatsoever that occurred from the beginning of the world to the date hereof (whether or not related to his employment or termination) including, without limitation:

                        (a) those in any manner, whether directly or indirectly, related to or rising out of Executive's employment by the Unified Entities, the termination of his employment and/or the provision of legal services by Executive to any Unified Entity, including, but not limited to, any legal services provided by Executive to any Unified Entity (whether performed while an employee of Unified Financial or while associated with Thompson Mitchell and/or Thompson Coburn LLP), matters related to any alleged employment discrimination, wrongful termination, breach of covenant of good faith and fair dealing, tortious interference with contract, libel, slander, breach of implied contract or contract, fraud, promissory estoppel, tortious interference of contract, retaliation, physical, emotional or psychological injury, battery, false imprisonment or violation of any applicable state or federal law, and any other law prohibiting retaliation based on exercise of any rights under any law, providing whistleblowers protection, mandating leaves of absence, or prohibiting discrimination based on veteran status or military services; and

                        (b) those in any manner based on or brought pursuant to:
(i) the National Labor Relations Act, as amended, 29 U.S.C.ss.151, et seq.; (ii)
                                                                   ------
the Civil Rights Act of 1964, as amended,  42  U.S.C.ss.2000(e),  et seq.; (iii)
                                                                  ------
the Civil Rights Act of 1991, as amended; (iv) the Civil Rights Act of 1866, 42 U.S.C.ss.1981, et seq.; (v) the Family and Medical Leave Act; (vi) the Americans
               ------
With Disabilities Act, as amended; (vii) the Fair Labor Standards Act of 1938, as amended, 29 U.S.C.ss.201, et seq.; (viii) the Federal Age Discrimination in
                               ------
Employment Act of 1967, as amended, 29 U.S.C.ss.621, et seq.; (ix) the Older Workers Benefit Protection Act; (x) the Equal Pay Act of 1963, as amended, 29 U.S.C.ss.206(d)(1); (xi) the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.651, et seq.; (xii) the Consolidated Omnibus Budget
                             ------
Reconciliation Act of 1986; (xiii) common, case or statutory law, ordinance, and any other employment or labor law or regulation of the United States of America or any state or locality, including without limitation, the Commonwealth of Kentucky, the State of New York, the State of Missouri and the State of Indiana; and (xiv) the Employment Agreement.

                (2) Promise Not to File Claims. Each Unified Entity does hereby
                    ---------------------------
waive all right to, and covenants that it will not, file, advance, prosecute, assist or participate in any action, cause and causes of action, suit, controversy, or any other claim of any nature whatsoever, in law or at equity, against Executive with respect to any claim released under this Agreement or in an attempt to reclaim any amount paid by it under Paragraph 3, without regard to whether such action or claim is brought by any Unified Entity or any other person or organization (including any administrative agency) on the Unified Entity's own behalf or on the behalf of another, except to the extent (and only to the extent) such waiver and such covenant is prohibited by law. Each Unified Entity hereby agrees that it will never seek or accept any damages, remedies or other relief for itself personally (any right to which any Unified Entity hereby waives) by filing, advancing, prosecuting, assisting or participating in any action, cause and causes of action, suit, controversy, or any other claim of any nature whatsoever, in law or at equity against Executive with respect to any claim released under this Agreement or in an attempt to reclaim any amount paid by it under Paragraph 3 hereof, and each agrees to take any actions necessary to forgo and forfeit the same or, if awarded property, return the same to Executive.

                (3) Exceptions to Unified Entities' General Release.
                    ------------------------------------------------
Notwithstanding the terms of the foregoing release, (i) Unified Financial does not waive any rights it may have against Executive with regards to Executive's 401(k) plan, (ii) each Unified Entity shall be entitled to raise any defense to any claim asserted by Executive, and (iii) such release shall not apply to any rights or obligations under this Agreement, the Trust Agreement and/or any other documents executed in connection herewith.

        6. Application. It is understood and acknowledged by Executive, that in
           ------------
consideration of this Agreement, that he has waived and hereby waives any right to reinstatement to any position of employment with Unified Financial after the Final Termination Date. Executive agrees that he shall not, at any time, apply for employment with the Unified Entities, and the Unified Entities have the right to refuse to employ him, without liability.

         7. No Admission of Liability. This Agreement is intended to finally and
            -------------------------
fully conclude any and all claims that Executive may have against Unified Financial and/or any other Unified Entity as of the Effective Date and any and all claims that Unified Financial and/or any other Unified Entity may have against Executive as of the Effective Date. Unified Financial, each Unified Entity and Executive agree that the consideration aforesaid is in full compromise and settlement, extinguishment and bar of doubtful and disputed claims.

        8. Coverage of Release. Unified Financial, each Unified Entity and
           --------------------
Executive hereby agree that this Agreement shall apply to all unknown and unanticipated injuries and damages as well as to those now known.

        9. Agreement of Confidentiality and Non-disparagement.
           ---------------------------------------------------

     A. Executive agrees, represents and warrants that this Agreement is confidential and that Executive will not at any time disclose to anyone other than his attorneys, financial advisors, spouse, partner or tax return preparer (hereinafter referred to as the "Authorized Representatives"), or authorize his Authorized Representatives to disclose to anyone else, any details other than the fact that a settlement was negotiated and will not disclose the amount or terms thereof including the terms of this Agreement, except as may be required by subpoena, an order of a court of competent jurisdiction or otherwise as required by law or except unless previously disclosed by Unified Financial in a filing with the Securities and Exchange Commission or generally to Unified Financial's stockholders. Furthermore, Executive agrees that he has required and will continue to require his Authorized Representatives not to disclose the terms of this Agreement to anyone else.

     B. Each of Unified Financial and each of the Unified Entities agrees, represents and warrants that this Agreement is confidential and that neither Unified Financial, nor any Unified Entity nor any of their respective directors, officers or employees will at any time disclose to anyone other than its employees, attorneys and financial advisors who need to know the existence of this Agreement (hereinafter referred to as the "Authorized Representatives"), or authorize its Authorized Representatives to disclose to anyone else, any details other than the fact that a settlement was negotiated and will not disclose the amount or terms thereof including the terms of this Agreement, except as may be required by subpoena, Federal securities law or an order of a court of competent jurisdiction, generally accepted accounting principles, or otherwise consistent with a good faith business purpose. Furthermore, Unified Financial and each Unified Entity agrees that it has required and will continue to require its Authorized Representatives not to disclose the terms of this Agreement to anyone else, except as permitted herein.

     C. Each of Unified Financial and Executive warrants and represents that if it or he is served with a subpoena or other discovery notice, or notice from a governmental body, in any legal proceeding, directly or indirectly involving Executive or any Unified Entity, as the case may be, that it or he will immediately notify Executive or Unified Financial, as the case may be, so that if Executive or Unified Financial, as the case may be, elects to do so, he or it will have ample opportunity to seek a protective order to prevent a violation of this Paragraph 9. Such allowed disclosure shall not, however, terminate Unified Financial's and Executive's continuing confidentiality obligations. Nothing in this paragraph shall prevent Unified Financial and/or Executive from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law. Further, notwithstanding any other provision of this Agreement, any party to this Agreement (and each employee, representative or other agent of such party) may disclose to any and all persons, without limitations of any kind, the tax treatment and the tax structure of the transaction and all materials of any kind (including opinions and other tax analyses) that are provided to the party relating to such tax treatment and tax structure, provided that in connection with any such disclosure all references to the amount paid pursuant to this Agreement, and all other figures from which the settlement may be estimated or calculated, shall be redacted, except as otherwise permitted herein.

     D. Executive agrees that he will not denigrate, defame, disparage or cast aspersions upon any Unified Entity to anyone, whether in Executive's employ or elsewhere. In particular, Executive agrees not to make any derogatory statements about any Unified Entity or its business plans, policies or practices.

     E. Unified Financial and each of the Unified Entities agrees that it will not denigrate, defame, disparage or cast aspersions upon Executive to anyone, whether in any Unified Entity's employ or elsewhere. In particular, Unified Financial and each of the Unified Entities agree not to make any derogatory statements about Executive to employees, customers, competitors, suppliers or members of the public, members of the media or any other person, nor shall it harm or in any way adversely affect the reputation of Executive. Unified Financial and each of the Unified Entities agree that they will not make any disparaging remarks about Executive or to undertake or make any conduct, activity, communication or conversation that is intended to interfere with Executive's ability to obtain employment in the future, and will instruct Timothy L. Ashburn, Weaver H. Gaines, Alice T. Kane, Philip L. Conover, John S. Penn, Gregory W. Kasten, Thomas G. Napurano and Judy Lynch of the Unified Entities' obligations under this Paragraph 9.E. Notwithstanding the foregoing, neither Unified Financial, any Unified Entity nor any entity with which Unified Financial or a Unified Entity may affiliate in the future, shall have any obligation or other duty whatsoever to use (or continue to use) any law firm or other provider of services with which Executive may then be employed, affiliated or otherwise associated.

     F. All requests for references will be forwarded to Judy Lynch or her successor for response. In response to all requests for references for Executive, Ms. Lynch or her successor will state the dates of Executive's employment, the titles of the positions held with Unified Financial, that he resigned voluntarily, Executive's most recent annual salary ($225,000 per annum), and shall inform the inquiring party that she is authorized to send a letter of recommendation contained in the Executive's employment folder, and that such information provided is the only information that Unified Financial provides on any former employee for whom a reference is requested. Such letter of recommendation shall be in the form of Exhibit F hereto. Unified Financial
                                            ---------
shall provide to Executive ten signed copies of such letter of recommendation on or before the Payment Date and additional copies upon request.

     10. Return of Unified Property and Protection for Proprietary  Information.
         -----------------------------------------------------------------------
Executive agrees that he will return all keys and property of Unified Financial and the other Unified Entities in his possession prior to the Final Termination Date; provided however, in the event Executive's employment is terminated as provided in this Agreement prior to the Final Termination Date, Executive shall return all keys and property of Unified Financial and the other Unified Entities in his possession as of such earlier date. Notwithstanding the foregoing, Unified Financial hereby grants Executive a non-exclusive right to use documents created by Executive during his employment with Unified Financial, provided Executive shall redact from said documents any information confidential or proprietary to Unified Financial. Upon request by Executive, Unified Financial shall cooperate with Executive to take such steps (at no cost to Unified Financial) as are necessary to transfer to Executive the cell phone number currently used by Executive (314-306-2527).

     11.  Age  Discrimination  and  Employment  Act  Acknowledgement.  Executive
          -----------------------------------------------------------
acknowledges that by signing this document he is expressly waiving any and all rights or claims he may have arising under the Age Discrimination in Employment Act of 1967, and for such purpose:

                  A. He acknowledges and understands that this Agreement refers to his rights or claims under the Age Discrimination in Employment Act;

                  B. He acknowledges that this Agreement constitutes a waiver of rights or claims under the Age Discrimination in Employment Act, is in writing and is understood by him;

                  C. He understands that by execution of this Agreement, he is not waiving any rights or claims that may arise after the date this document is executed;

                  D. He acknowledges that this waiver of any rights or claims arising under the Age Discrimination in Employment Act is in exchange for the consideration outlined above;

                  E. He acknowledges that he has had an opportunity to consult an attorney of his choosing prior to executing this document;

                  F. He acknowledges that he was also given a period of time of not less than twenty-one (21) days from January 19, 2004 within which to consider this Agreement;

                  G. He acknowledges that he is entitled to revoke (in the event he executes this document) his waiver of rights or claims arising under the Age Discrimination in Employment Act within seven (7) days after all Parties have executed this document, and that said waiver will not and does not become effective or enforceable until the seven (7) day revocation period has expired (employee revocation right). Such notice of revocation must be given to Unified Financial in writing by fax and Federal Express by no later than the end of the seven (7) day revocation period. If Executive does revoke such waiver, neither Executive nor Unified Financial will be required to satisfy any of the terms of this Agreement. If Executive has not revoked his acceptance within said seven
(7) days, this Agreement will become final; and

                  H. He understands that this release and waiver is not requested in connection with an existing incentive or other employment termination program.

     12.  Notice.  For all  purposes  of this  Agreement,  except  as  otherwise
          -------
provided in Paragraph 11.G, notices, payments and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given and received when (i) delivered or (ii) mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below, or to such other address as may have been furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

                           Notice to Executive:
                           --------------------
                           David F. Morris
                           1843 Kennett Place
                           St. Louis, Missouri 63104

                           Notice to Unified Financial
                           ---------------------------
                           Unified Financial Services, Inc.
                           2353 Alexandria Drive
                           Lexington, Kentucky 40504
                           Attention:  President

     13. Time Periods.  Unless specifically  otherwise  provided,  any period of
         -------------
time measured under this Agreement by days shall refer to calendar days and not business days. If the last day of any such period falls on a Saturday, Sunday or holiday observed by commercial banks in Lexington, Kentucky, the last day of such period, for all purposes of this Agreement (including the determination of the first day of each succeeding period of time measured by days), shall be deemed to be the next succeeding business day after such Saturday, Sunday or holiday. Any period of time measured under this Agreement shall end at midnight, Lexington, Kentucky time, on the last day of such period.

     14.  Applicable  Law;  Venue;  Injunctive  Relief.  The  Parties  agree and
          ---------------------------------------------
acknowledge that this Agreement is made and entered into in the State of Kentucky and shall in all respects be interpreted, enforced and governed by and under the laws of the State of Kentucky, without reference to its conflict of law principles. The Parties hereby agree that all claims, actions, suits and proceedings between the Parties relating to this Agreement shall be filed, tried and litigated only in the state or federal court in or for Lexington, Kentucky, and submit to the exclusive jurisdiction of such court. In connection with the foregoing, the parties hereto consent to the jurisdiction and venue of such courts and expressly waive any claims or defenses of lack of personal jurisdiction of or proper venue by such court. Each of the Parties acknowledge and agree that any violation or breach by it and/or its Representatives of any provision of this Agreement would cause immediate and irreparable harm to the other Party, the exact amount of which will be impossible to ascertain, and for that reason further agrees that the other Party shall be entitled, as a matter of right, to an injunction out of the appropriate court of competent jurisdiction (as set forth above), restraining any further violation or breach of this Agreement by Unified Financial and/or Unified Financial's
Representatives, on the one hand, or Executive and/or Executive's Representatives, on the other hand, either directly or indirectly, such right to an injunction being cumulative and in addition to whatever remedies Unified Financial or Executive may have under applicable law and/or this Agreement. The remedies of Unified Financial and/or Executive under this Paragraph 14 are not exclusive, and shall not prejudice any other rights under this Agreement or otherwise.

     15.  Full  Settlement;   Executive  Has  No  Duty  of  Mitigation.  Unified
          -------------------------------------------------------------
Financial's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that Unified Financial may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under the provisions of this Agreement.

     16.  Attorneys'  Fees. Each of the Parties further agrees that in the event
          ----------------
that this Agreement must be enforced by any Party due to a material breach by another party, the prevailing Party shall receive its reasonable attorneys' fees and all related costs. The court shall specifically decide which Party has the status of the prevailing Party. If the court grants all of the relief sought by the Party bringing an enforcement action, it shall designate that Party to be the prevailing Party. If the court grants some relief to both Parties, then it shall further declare the Party that receives more relief than the other to be the prevailing Party.

     17.  Miscellaneous.  Separate  copies  of this  document  shall  constitute
          -------------
original documents, which may be signed separately but which together will constitute one single agreement. The Parties shall be entitled to rely on each other's original signatures or facsimile signatures. This Agreement will not be binding on any Party, however, until signed by all Parties and Parties' representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. In case any part of this Agreement shall be invalid, illegal or otherwise unenforceable, the remainder of this Agreement shall, at the option of the Party adversely affected by such defect, continue to be valid, legal and enforceable. This Agreement shall be binding upon and inure to the benefit of Executive and the Unified Entities, and Executive's heirs, administrators, representatives and executors, and the successors and assigns of the Unified Entities. Neither this Agreement nor any rights hereunder may be assigned by Executive or Executive's heirs, administrators, representatives or executors.

     18.  Authority.  Each person  signing  this  Agreement on behalf of Unified
          ----------
Financial and/or each of the other Unified Entities represents that he has full legal authority to bind Unified Financial and/or the respective Unified Entity, as the case may be, to the above terms and agrees that Unified Financial and each Unified Entity will not assert as a legal defense to any cause of action brought by Executive to remedy any alleged breach of any defense that he lacked the authority to agree to its terms, and further acknowledges that he is aware that Executive is relying on said authority as a material representation to enter into this Agreement. Executive represents that he has full legal authority and is competent to execute this Agreement and so bind himself and will not assert as a legal defense his lack of authority or competency.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Unified Financial, Executive and each of the other Unified Entities has executed this Agreement on the date written opposite their authorized signature.


Date:__________________________                               /s/ David F. Morris
                                                              -----------------------------------------------------
                                                              David F. Morris


Date:                                                         UNIFIED FINANCIAL SERVICES, INC.
     ---------------------------------------


                                                              By:/s/ Weaver H. Gaines
                                                                ------------------------------------------
                                                                 Weaver H. Gaines, Director

Date:
     ---------------------------------------                  UNIFIED FUND SERVICES, INC.


                                                              By:/s/ Thomas G. Napurano
                                                                ------------------------------------------
                                                                Thomas G. Napurano, Executive
                                                                Vice President



Date:                                                         UNIFIED TRUST COMPANY, N.A.
     ---------------------------------------


                                                              By:/s/ Jack H. Brown
                                                                ---------------------------------------------------
                                                                  Jack H. Brown, Chief Financial Officer


Date:                                                         UNIFIED FINANCIAL SECURITIES, INC.
     ---------------------------------------


                                                              By:/s/ Thomas G. Napurano
                                                                ------------------------------------------
                                                                  Thomas G. Napurano, Vice President


Date:                                                         FIDUCIARY COUNSEL, INC.
     ---------------------------------------


                                                              By:/s/ Thomas G. Napurano
                                                                ------------------------------------------
                                                                  Thomas G. Napurano, Treasurer


Date:                                                         COMMONWEALTH PREMIUM FINANCE
     ---------------------------------------
                                                              CORPORATION


                                                              By:/s/ Jack H. Brown
                                                                ---------------------------------------------------
                                                                  Jack H. Brown, Vice President

                                      -12-


Date:                                                         UNIFIED INSURANCE MANAGERS, INC.
     ---------------------------------------


                                                              By:/s/ John S. Penn
                                                                ---------------------------------------------------
                                                                  John S. Penn, President


Date:                                                         UNIFIED EMPLOYEE SERVICES, INC.
     ---------------------------------------


                                                              By:/s/ John S. Penn
                                                                ---------------------------------------------------
                                                                  John S. Penn, President


Date:                                                         EQUITY INSURANCE MANAGERS OF
     ---------------------------------------                  ILLINOIS, LLC


                                                              By:/s/ John S. Penn
                                                                ---------------------------------------------------
                                                                John S. Penn, Manager


